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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-84327 of World Wrestling Federation Entertainment, Inc. on Form S-1 of our report dated July 16, 1999 (October 1, 1999 as to Note 9 and October 15, 1999 as to Note 10) appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Stamford, CT

October 15, 1999